EXHIBIT 11


             Statement re Computation of Per Share Earnings (Loss)
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9 Months Ended
(000's, except per share data, Unaudited)


                                                       November 24, 1995 November 25, 1994

Income (loss) for primary & fully
      diluted earnings per share                       $     222         $     (734)

Equivalent shares for primary
      computation:

      Weighted average shares outstanding                  2,922              2,874

      Common stock equivalents (shares issuable
            for employee stock purchase plan and
            upon exercise of stock options and
            stock warrants outstanding) based on
            average market price                               8                  0

      Total equivalent shares for
            primary and fully diluted
            computation                                    2,930              2,874

Per share amounts:

Primary:

      Net income (loss)                                $     .08         $     (.26)

Fully diluted:

      Net income (loss)                                $     .08         $     (.26)
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                       Statement re Computation of Per Share Earnings (Loss)


3 Months Ended
(000's, except per share data, Unaudited)


                                                       November 24, 1995 November 25, 1994

Income (loss) for primary & fully
      diluted earnings per share                       $     107         $       62

Equivalent shares for primary
      computation:

      Weighted average shares outstanding                  2,922              2,874

      Common stock equivalents (shares issuable
            for employee stock purchase plan and
            upon exercise of stock options and
            stock warrants outstanding) based on
            average market price                               8                 23

      Total equivalent shares for
            primary and fully diluted
            computation                                    2,930              2,897

Per share amounts:

Primary:

      Net income (loss)                                $     .04         $      .02

Fully diluted:

      Net income (loss)                                $     .04         $      .02
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